STOCK PURCHASE AGREEMENT

                         between and among

                     GREENBRIER LOGISTICS, INC.
                             PURCHASER

                                 and

                          A. DANIEL O'NEAL
      (Stockholder of Tolan O'Neal Transportation & Logistics, Inc.)
                                SELLER


Dated:  June 28, 1996

                        TABLE OF CONTENTS

Section                                                      Page

ARTICLE 1
PURCHASE AND SALE OF SELLER'S SHARES . . . . . . . . . . . . .  2
     1.01 Agreement to Purchase and Sell; Effect . . . . . . .  2
     1.02 Purchase Price . . . . . . . . . . . . . . . . . . .  2

ARTICLE 2
CLOSING. . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
     2.01 Closing Date.  . . . . . . . . . . . . . . . . . . .  4
     2.02 Deliveries.  . . . . . . . . . . . . . . . . . . . .  4

ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF SELLER . . . . . . . . . . .  4
     3.01 Organization . . . . . . . . . . . . . . . . . . . .  5
     3.02 Affiliates . . . . . . . . . . . . . . . . . . . . .  5
     3.03 Capacity, Authorization and Effect of Agreement. . .  5
     3.04 Absence of Breach. . . . . . . . . . . . . . . . . .  6
     3.05 Title to Seller's Shares . . . . . . . . . . . . . .  6
     3.06 Financial Statements . . . . . . . . . . . . . . . .  7
     3.07 Absence of Changes . . . . . . . . . . . . . . . . . 10
     3.08 Employee and Related Contracts and Transactions
          with Affiliates. . . . . . . . . . . . . . . . . . . 12
     3.09 Legal Proceedings. . . . . . . . . . . . . . . . . . 13
     3.10 Property . . . . . . . . . . . . . . . . . . . . . . 14
     3.11 Leases . . . . . . . . . . . . . . . . . . . . . . . 15
     3.12 Franchises, Licenses, and Obligations. . . . . . . . 15
     3.13 Insurance. . . . . . . . . . . . . . . . . . . . . . 16
     3.14 Accounts and Notes Receivable. . . . . . . . . . . . 16
     3.15 Compliance with Certain Instruments. . . . . . . . . 17
     3.16 Minute Books and Stock Records . . . . . . . . . . . 17
     3.17 Persons Authorized to Act. . . . . . . . . . . . . . 18
     3.18 Accuracy of Representations. . . . . . . . . . . . . 18
     3.19 Governmental and Third Party Consents. . . . . . . . 18
     3.20 ERISA. . . . . . . . . . . . . . . . . . . . . . . . 19
     3.21 Survival of Warranties, Representations, and
          Covenants. . . . . . . . . . . . . . . . . . . . . . 19
     3.22 Brokers. . . . . . . . . . . . . . . . . . . . . . . 19

ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF PURCHASER. . . . . . . . . . 19
     4.01 Organization . . . . . . . . . . . . . . . . . . . . 19
     4.02 Capacity, Authorization and Effect of Agreement. . . 20
     4.03 Absence of Breach. . . . . . . . . . . . . . . . . . 20
     4.04 Brokers. . . . . . . . . . . . . . . . . . . . . . . 21
     4.05 Accuracy of Representations.   . . . . . . . . . . . 21
     4.06 Investment Intent. . . . . . . . . . . . . . . . . . 21
     4.07 Survival of Representations and Warranties . . . . . 21

ARTICLE 5
COVENANTS OF SELLER. . . . . . . . . . . . . . . . . . . . . . 21
     5.01 Execution of Documents . . . . . . . . . . . . . . . 21
     5.02 Investigation of Business and Examination of
          Documents. . . . . . . . . . . . . . . . . . . . . . 22
     5.03 Conduct of Business. . . . . . . . . . . . . . . . . 23
     5.04 Lost Certificates. . . . . . . . . . . . . . . . . . 26

ARTICLE 6
CONDITIONS PRECEDENT TO OBLIGATIONS OF PURCHASER . . . . . . . 27
      6.01     Representations and Warranties Accurate . . . . 27
      6.02     Performance by Seller . . . . . . . . . . . . . 27
      6.03     Consents and Authorizations.  . . . . . . . . . 27
      6.04     Absence of Certain Events.  . . . . . . . . . . 28
      6.05     Examinations. . . . . . . . . . . . . . . . . . 30
      6.06     Closing Arrangements. . . . . . . . . . . . . . 30
      6.07     Employment Agreement. . . . . . . . . . . . . . 30
      6.08     401(k) Plan Termination . . . . . . . . . . . . 30
      6.09     Investment Agreement Termination. . . . . . . . 31

ARTICLE 7
CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER. . . . . . . . . 31
      7.01     Representations and Warranties Accurate . . . . 31
      7.02     Performance by Purchaser. . . . . . . . . . . . 31
      7.03     Authorizations, Legal Prohibition . . . . . . . 31

ARTICLE 8
INDEMNIFICATION. . . . . . . . . . . . . . . . . . . . . . . . 32
     8.01 Indemnification by Seller. . . . . . . . . . . . . . 32
     8.02 Indemnification by Purchaser . . . . . . . . . . . . 32
     8.03 Notice of Claim. . . . . . . . . . . . . . . . . . . 33
     8.04 Procedure for Indemnification. . . . . . . . . . . . 33
     8.05 Additional Rules and Procedures. . . . . . . . . . . 35
     8.06 Payment of Claims. . . . . . . . . . . . . . . . . . 38

ARTICLE 9
MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . . . . . 38
     9.01 Cooperation. . . . . . . . . . . . . . . . . . . . . 38
     9.02 Termination. . . . . . . . . . . . . . . . . . . . . 38
     9.03 Specific Performance . . . . . . . . . . . . . . . . 39
     9.04 Expenses . . . . . . . . . . . . . . . . . . . . . . 39
     9.05 Applicable Law, Attorney Fees. . . . . . . . . . . . 39
     9.06 Counterparts . . . . . . . . . . . . . . . . . . . . 39
     9.07 Notices. . . . . . . . . . . . . . . . . . . . . . . 40
     9.08 Assignment . . . . . . . . . . . . . . . . . . . . . 41
     9.09 Severability . . . . . . . . . . . . . . . . . . . . 41
     9.10 No Third Party Beneficiaries . . . . . . . . . . . . 42
     9.11 Entire Agreement.  . . . . . . . . . . . . . . . . . 42
     9.12 Waiver, Amendment. . . . . . . . . . . . . . . . . . 42

                    STOCK PURCHASE AGREEMENT


          This STOCK PURCHASE AGREEMENT dated as of June 28, 1996 (the "Agreement"), is between GREENBRIER LOGISTICS, INC., an Oregon corporation ("Purchaser"), and A. DANIEL O'NEAL ("Seller"), owner of one-half of the issued and outstanding shares of capital stock of TOLAN O'NEAL TRANSPORTATION & LOGISTICS, INC., a corporation organized and existing under the laws of the state of Washington, whose principal place of business is Suite 500, 200 West Thomas, Seattle, Washington 98119 (the "Company").
                      W I T N E S S E T H:
          WHEREAS, Purchaser has offered to acquire all of the issued and outstanding shares (the "Shares") of capital stock of the Company (the "Capital Stock"); and
          WHEREAS, Seller owns one-half of all of the issued and outstanding shares of Capital Stock of the Company (the "Seller's Shares"); and
          WHEREAS, Purchaser desires to purchase, and Seller desires to sell, the Seller's Shares upon the terms and subject to the conditions hereinafter set forth.
          NOW, THEREFORE, in consideration of the promises and of the mutual agreements, provisions and covenants herein contained, the parties hereto agree as follows:
                            ARTICLE 1
              PURCHASE AND SALE OF SELLER'S SHARES
          1.01 Agreement to Purchase and Sell; Effect. On the terms and subject to the conditions of this Agreement, Seller shall sell to Purchaser and Purchaser shall purchase from Seller on the Closing Date the Seller's Shares in exchange for the Purchase
Price, as set forth in Section 1.02. The sale and purchase of the Seller's Shares on the terms and subject to the conditions of this Agreement shall constitute the transfer by Seller to Purchaser of:(a) all of Seller's right, title and interest in and to the Seller's Shares (and any and all other Shares or other securities issued or issuable in respect thereof on or after the date of this Agreement) and all options, warrants or other rights to acquire Seller's Shares; (b) all of Seller's rights as a shareholder of the Company, whether arising by virtue of ownership of the Seller's Shares, by contract or otherwise; and (c) all of Seller's rights, if any, in respect of dividends, adjustment refunds or other distributions of any kind or nature whatsoever arising by reason of Seller's ownership of the Seller's Shares, any note or other evidence of indebtedness of the Company held by Seller, and any other loans or advances made by Seller to the Company.
          1.02 Purchase Price. The Purchase Price shall be made up of three components:the "Base Price," the "Deferred Price," and the "Contingent Price."
               a.   The "Base Price" shall be $500,000.
               b. The Deferred Price shall be $250,000 plus interest at a rate of 7% per annum from the Closing Date (as defined at 2.01, below) until the date such Deferred Price is paid. The Deferred Price and any interest thereon shall be paid in full on or before the fourth anniversary of the Closing Date.
               c. Subject to the terms and conditions set forth in this Agreement, Purchaser shall also pay to Seller, a Contingent Price, calculated as 5% of the then market value of Purchaser as of the fifth anniversary of the Closing Date.
     Such calculation shall be made and as of the fifth anniversary of the Closing Date by an independent appraiser selected by Purchaser and agreed to by Seller. Payment of the Contingent Price shall be made within 90 days of the fifth anniversary of the Closing Date.
               d. Notwithstanding any other provision of this Agreement to the contrary, the Contingent Price shall, as between Seller and Purchaser, be deemed to include simple interest which shall be imputed at the rate of six percent per year, compounded annually from the Closing Date until the date of payment. Each of Purchaser and Seller shall report such payment consistently with this subsection 1.02.d. for purposes of all federal or state income tax returns with respect to periods in which such payment shall have been received.
                            ARTICLE 2
                             CLOSING
          2.01 Closing Date. The closing ("Closing") of the transactions contemplated by this Agreement shall take place at the offices of Tonkon, Torp, Galen, Marmaduke & Booth, 1600 Pioneer Tower, 888 Southwest Fifth Avenue, Portland, Oregon, beginning at the hour of 9:00 A.M., Portland time, on June 28, 1996 or at such other time and place as the parties shall agree in writing (the "Closing Date").
          2.02 Deliveries. At the Closing, Seller shall deliver against payment of the Base Price certificates representing the Seller's Shares, duly endorsed in blank, and in proper form for transfer on the stock transfer books of Company, together with evidence affixed thereto of payment of all applicable documentary or transfer taxes. Purchaser shall deliver Sellers Shares to Garvey Schubert & Barer to hold pursuant to the stock pledge agreement between the parties of even date herewith (the "Stock Pledge Agreement"). At the Closing, Purchaser shall deliver to Seller, against delivery of the Seller's Shares, the Base Price by cashier's or bank check drawn to Seller's order.
                            ARTICLE 3
          REPRESENTATIONS AND WARRANTIES OF SELLER
          As used herein, the term: "to Seller's knowledge" shall mean such knowledge and belief of Seller as may be acquired by him after reasonable inquiry of the directors, officers, key employees, accountants, and attorneys of the Company. Seller represents and warrants to Purchaser as follows:
          3.01 Organization. The Company is a corporation duly organized and validly existing under the laws of Washington, with all requisite corporate power to own or lease its properties as currently owned or leased and carry on its business as currently conducted. The Company is duly qualified to do business in all jurisdictions where the failure to be so qualified would have a material adverse effect on the business or properties of the Company, and the Company has all licenses and permits required by any governmental authority for the conduct of its business as now conducted.
          3.02 Affiliates. The Company owns no capital stock nor has any other ownership interest in any other corporation, limited liability company, general or limited partnership, or other entity.
          3.03 Capacity, Authorization and Effect of Agreement. Seller will at, and immediately prior to, the Closing Date own one-half of the Company's issued and outstanding Capital Stock and each of the Seller's Shares shall be free and clear of all liens, claims, options, charges, or encumbrances of whatever nature.
Seller has all requisite power and authority to enter into and perform his obligations under this Agreement and to consummate the transactions contemplated herein. The execution, delivery and performance of this Agreement by Seller and all of the transactions contemplated hereby have been duly authorized by all necessary action on the part of Seller. This Agreement constitutes the valid and binding obligation of Seller and is enforceable against him in accordance with its terms, except as limited by bankruptcy, insolvency, reorganization and similar laws affecting creditors generally and by the availability of equitable remedies.
          3.04 Absence of Breach. The execution and delivery of this Agreement do not, and the performance of this Agreement will not:(a) to Seller's knowledge, violate any existing applicable law, rule, regulation, judgment, order or decree of any governmental instrumentality or court having jurisdiction over the Company or Seller, (b) require the Company, or Seller to obtain any authorization, consent, approval or waiver from, or to make any filing with, any public body or authority or accelerate any action required of the Company under any of the above.
          3.05 Title to Seller's Shares. To Seller's knowledge, no one other than The Greenbrier Companies, Inc. or its affiliates, and Seller owns or holds any rights to acquire any additional shares of the Company's capital stock or other securities (by exercise of warrants, options, or otherwise) or any interest therein or any voting rights with respect to any additional shares of the Company's capital stock or other securities. Seller shall have no rights in respect of dividends, adjustment refunds or other distributions of any kind or nature whatsoever after the Closing Date arising by reason of ownership of the Seller's Shares in respect of any period prior to the Closing Date. The Seller's Shares have been duly and validly issued, are fully paid and nonassessable and are owned by Seller free and clear of any lien, restriction, charge, encumbrance or other security interest. Upon delivery to Purchaser at the Closing against payment of the Base Price therefor, Purchaser will receive good and unencumbered title to the Seller's Shares, free and clear of all liens, restrictions, charges, encumbrances or other security interests of any kind or nature whatsoever except as may be created by Purchaser, and subject to the Stock Pledge Agreement, and will be the owner of all of the Seller's Shares. There are not now, and at the time of the Closing there will not be, any outstanding warrants, options, agreements, contracts, calls, commitments or demands of any character relating to the Seller's Shares which restrict the transfer of Seller's Shares or which otherwise relate to the Seller's Shares other than this Agreement. Seller hereby authorizes the transfer of the Seller's Shares to Purchaser.
          3.06 Financial Statements. Seller has delivered to Purchaser true, correct and complete copies of the following financial statements (the "Financial Statements"):
          a. Reviewed balance sheets and statements of earnings, retained earnings, and changes in financial position for the Company as of August 31, 1995, 1994 and 1993 and for the three years then ended, together with the notes thereto;
          b. Unreviewed balance sheets, statements of income, retained earnings and changes in financial conditions, as of February 29, 1996 and February 28, 1995, and for the six months then ended, together with any notes thereto (the "Unreviewed Financial Statements").
          In all material respects, the Financial Statements: have been prepared and maintained in accordance with, and accurately reflect, the books and records of the Company; accurately and fully reflect all income, costs, and expenses necessary for, or relating to, the conduct of the business of the Company; have been prepared in accordance with generally accepted accounting principles consistently applied; reflect all charges and accruals necessary to fairly present the Company's financial condition and results of operations as of the dates, and for the periods indicated; except that the Unreviewed Financial Statements have been prepared in accordance with generally accepted accounting principals for interim financial information and accordingly do not include all of the information and notes required by generally accepted accounting principles which are included in the reviewed annual financial statements, but the accounting policies used in the preparation of the unreviewed financial statements have been consistently applied in the preparation of the interim statements and, in the opinion of management, all adjustments (consisting of normally recurring accruals) considered necessary for a fair presentation, have been included, subject to usual year-end adjustments which are not material either separately or in the aggregate. The Financial Statements described in Section 3.06.a. above have been reviewed in accordance with generally accepted auditing standards by the public accounting firm of Benson McLaughlin.
          The balance sheets included in the Financial Statements (the "Balance Sheets") present fairly the financial position of the Company at the dates indicated and, together with any applicable notes, reflect all liabilities, contingent or otherwise, of the Company as of such dates and contain reserves for, and reflect all actual and anticipated liabilities of the Company as of such dates; and in all material respects, the statements of earnings, retained earnings, and changes in financial position present fairly, completely, and accurately the results of operations and changes in financial position of the Company for the periods indicated. The Company maintains accounts, books and records of all its business and activities, and such accounts and books and records are maintained in accordance with adequate systems of internal controls, and are up-to-date in all material respects and are in the possession of the Company.
          To Seller's knowledge, the Company has no outstanding material liabilities, contingent or otherwise nor is a party to or bound by any agreement of guarantee, support, indemnification, assumption, or endorsement of, or any other similar commitment with respect to the material obligations, liabilities (contingent or otherwise) or indebtedness of any person other than: those set out, referred to or otherwise provided for in the Financial Statements; and liabilities in respect of trade or business obligations incurred after the date of the Financial Statements in the ordinary course of the business of the Company, consistent with past practice, none of which has been materially adverse to the nature, results of operations, assets or financial condition of, or manner of conducting, the business.
          3.07 Absence of Changes. Since August 31, 1995, except as set forth in Schedule 3.07, there has not been:
               a. any sale, transfer, assignment, or other disposition of any of the assets of the Company, except in the ordinary course of business and not exceeding $10,000, or any cancellation or forgiveness of any debt owed to, or claim of,the Company;
               b. any capital expenditure which, singly or in the aggregate with all other capital expenditures, exceeds $10,000 made or incurred by the Company or any material lease obligation incurred by the Company;
               c. any loan made or agreed to be made by or to the Company or any material obligation or liability(except trade payables incurred in the ordinary course of business in amounts consistent with prior periods) incurred by the Company;
               d. any termination or amendment of, or default under, any material contract, lease, agreement, insurance policy, or license to which the Company is or was a party;
               e. any incurrence of indebtedness for borrowed money or otherwise by the Company to any nontrade creditor;
               f. any damage, destruction, or loss, whether or not covered by insurance, likely to materially and adversely affect the properties or business of the Company;
               g.   any labor or employment dispute or
     disagreement, strike, slow down or lockout, affecting or likely to materially adversely affect, the business or prospects of the Company;
               h. any material dispute with any supplier or customer regarding the quality or quantity of any goods, materials, or services provided to or by the Company regarding the terms of any arrangement with any such supplier or customer, or any notice from any such supplier or customer that it will or may cease doing business with the Company;
               i. any other changes in the condition (financial or otherwise), assets, liabilities, business prospects or operations of the Company, that have been, or are likely to be, either individually or in the aggregate, materially adverse to the Company;
               j. any increase in the compensation or other benefits payable or to become payable to any of the employees of the Company, other than general salary increases in the ordinary course of the business, consistent with past practice, or any increase in the compensation or other benefits payable or to become payable to any officer or director or any increase in the benefits provided under any employee benefit plans;
               k. any declaration or payment of any dividend or any distribution; or
               l.   any authorization or agreement or other
     commitment to do any of the foregoing.
          3.08 Employee and Related Contracts and Transactions with Affiliates. Except only as to this Agreement and the laws, regulations, contracts, agreements, plans, and commitments ("Arrangements") that are listed and described in Schedule 3.08, the Company is not a party to or subject to any of the following, whether written or oral:
               a. any Arrangement for personal services with any person or firm that is not by its terms terminable at will, without penalty;
               b.   any Arrangement providing for bonuses,
     pensions, deferred compensation, retirement payments, profit sharing, incentive pay, severance pay, hospitalization, medical expense, death benefits, disability benefits, or other employee benefits;
               c. any Arrangement providing for insurance for any officer, consultant, director, employee, or members of their families;
               d.   any Arrangement with any labor union; or
               e. any Arrangement with any officer, director, employee, or stockholder, of the Company or the spouse or children of any such officer, director, employee, or stockholder, or any corporation or other entity which is controlled or majority-owned by any of such persons, individually or collectively, including payments or loans to or from the Company to such persons.
          3.09 Legal Proceedings.  Except as set forth in
Schedule 3.09:
               a.   there is no action, suit, arbitration
     proceeding or formal investigation of any kind pending or to Seller's knowledge threatened, and no claims or grievances have, to Seller's knowledge, been made that, if valid, would involve (either individually or in the aggregate) uninsured expenditures (including reasonably estimated attorney fees and expenses) by the Company, in excess of $10,000, or otherwise would materially and adversely affect the Company's financial condition, results of operations or business prospects.
               b. the Company has not committed any act, or failed or omitted to take any action, which act or omission could give rise to any material legal action, investigation, inquiry, or other proceeding before any court or administrative agency including but not limited to acts or omissions related to any labor, health and safety, or environmental regulation; and
               c.   to Seller's knowledge the Company is in
     compliance with the provisions of all applicable orders, decrees, statutes, regulations, ordinances, and other laws that materially affect the conduct of its business and the ownership of its properties. Seller has furnished or made available to Purchaser copies of all pleadings, complaints, citations, or allegations, and copies of all opinions of legal counsel evaluating or discussing the likelihood and/or the amount of any such potential liability.
          3.10 Property. The Company owned all of the property, including all intangible property, reflected on the Balance Sheets provided pursuant to Section 3.06 of this Agreement as of the date of such Balance Sheets. The Company owns all property reasonably required to operate the business of the Company as presently conducted. Property reflected on the Balance Sheets includes all property in which the Company has any interest on such dates, except as changed in the ordinary course of business, none of such changes being, either individually or in the aggregate, materially adverse to the Company. The Company has good, clear and marketable title to and possession of all such property free and clear of all restrictions, interests, or encumbrances of any kind, except as set forth on Schedule 3.10. Except as disclosed on Schedule 3.10, to Seller's knowledge all buildings, fixtures, furniture, vehicles, machinery, and equipment owned or used by the Company are in good condition and repair, ordinary wear and tear accepted. No hazardous substance has been disposed of or released at any property owned or used by the Company nor disposed of or released from any such property, nor otherwise disposed of or released pursuant to the operations of the Company including but not limited to the transport of or arranging for the transport of hazardous substances, except in the regular course of the Company's business and in compliance with all applicable laws, ordinances, codes, and regulations. There is no friable asbestos on any such property.
To Seller's knowledge the Company has not received any notice of violation of any applicable zoning, environmental, or safety regulation or ordinance, or any other law, order, ordinance, regulation, or requirement relating to its operations or its properties and (a) there is no such violation; and (b) to Seller' knowledge all buildings and structures owned or used by the Company conforms with all applicable laws, ordinances, codes, and regulations.
          3.11 Leases. Seller has provided Purchaser copies of all of the real and personal property leased by or to the Company. All leases are valid, subsisting and enforceable in accordance with their terms, and no party is in default under any such lease. No hazardous substance has been disposed of or released at or from any of the real or personal property leased by or to the Company except in the regular course of the Company's business and in compliance with all applicable laws, ordinances, codes, and regulations.
          3.12 Franchises, Licenses, and Obligations. To Seller's knowledge, the Company owns, or has legally enforceable rights in, all patents, applications for patents, inventions, processes, copyrights, trade names, trademarks, service marks, licenses, franchises, registrations and applications therefor, software, and technical information used in connection with, or necessary to, the conduct of business as presently conducted, each of which is listed and described on Schedule 3.12. None of the business activities engaged in by the Company infringe upon the intellectual property rights of any person.
          3.13 Insurance. Seller has provided Purchaser copies of all insurance policies maintained by the Company. All such insurance policies are in full force and effect, and the Company is not in default of any obligations under any such policies. Seller has no reason to believe that any of the policies will not be renewed by the insurer upon expiration, or will be renewed only on the basis that there will be a material increase in the premiums.
          3.14 Accounts and Notes Receivable. The accounts, contracts, and notes receivable of the Company shown or reflected on the Financial Statements provided pursuant to Section 3.06 are the result of bona fide transactions and, to Seller's knowledge, are good and collectible in the amounts there shown, and all such receivables acquired subsequent to the date of such statements are the result of bona fide transactions and, to Seller's knowledge, are good and collectible in the aggregate amounts shown on the books of the Company in all cases after application of reserves for returns and bad debts in accordance with generally accepted accounting principles consistently applied.
          3.15 Compliance with Certain Instruments. The Company is in compliance with all material obligations under all contracts and agreements to which it is bound or by which any of its properties may be affected. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated by this Agreement will result in the imposition of any lien or encumbrance on any property of the Company or accelerate the maturity of any indebtedness of the Company or be an event that, by itself or by the lapse of time, giving of notice, or otherwise, would constitute a material breach of, default under, or cause the acceleration of the expiration of, any contract or agreement to which any of the Company is a party.
          3.16 Minute Books and Stock Records. The minute books of all proceedings of the boards of directors and shareholders of the Company, have been made available to Purchaser, reflect all necessary signatures, set forth the Company's respective articles of incorporation and bylaws, as amended, and reflect that the Company has taken all action required by statute. The stock transfer books and stock ledgers of the Company are in good order, complete, accurate, up-to-date, and reflect all necessary signatures, and set forth all stock and securities issued, transferred, and surrendered. No transfer has been made without surrender of the proper certificate to the Company, duly endorsed, and the Company has cancelled and retained such certificates in its stock transfer records.
          3.17 Persons Authorized to Act. Schedule 3.17 sets forth with respect to the Company:
               a.   All bank or other financial institution
     accounts of the Company and the names of each person authorized to draw on each such account;
               b. All safe deposit boxes of the Company and the names of each person entitled to have access to each safe deposit box;
               c. The name of each person authorized to borrow money (or furnish security for the same) or to transfer any securities owned by the Company; and
               d. Each power of attorney granted by the Company to any person(s) for any purpose.
          3.18 Accuracy of Representations. Seller has not made any misstatements of material fact, or omitted to state any material fact, necessary to make complete, accurate, and not misleading any representation, warranty, schedule, exhibit, or agreement set forth or described in this Agreement or delivered in connection with the transactions contemplated by this Agreement.
          3.19 Governmental and Third Party Consents. Except as set forth in Schedule 3.19, no consent, approval, or authorization of, or designation, declaration, or filing with, any governmental authority or other person on the part of the Company or Seller is required in connection with the execution, delivery, or performance of this Agreement.
          3.20 ERISA.  Except as set forth in Schedule 3.08,
Company has never sponsored or maintained any "pension plans," within the meaning of the Employee Retirement Income Security Act of 1974, as originally executed and as subsequently amended.
          3.21 Survival of Warranties, Representations, and Covenants. The representations and warranties of Seller contained in this Agreement or contained in any document or certificate given in order to carry out the transactions contemplated hereby shall survive the execution and delivery of this Agreement and the Closing, and, with the exception of the warranties set out in Sections 3.01 through 3.03, Section 3.05, and the first four sentences of Section 3.10, shall terminate and expire except as to matters for which Purchaser has provided notice to Seller of the inaccuracy or breach of such representations or warranties with respect to any theretofore unasserted claim on August 31, 2001.
          3.22 Brokers. Seller has not taken any action that has obligated or could obligate Purchaser or the Company to pay any fee or commission to any broker, finder, investment banker or other intermediary in connection with the transactions contemplated by this Agreement.
                            ARTICLE 4
           REPRESENTATIONS AND WARRANTIES OF PURCHASER
          Purchaser represents and warrants to Seller as follows:
          4.01 Organization. Purchaser is a corporation duly organized and validly existing under the laws of the State of Oregon, with all requisite power to own or lease its properties and carry on its business as presently owned or conducted and to take any action contemplated by Purchaser pursuant to this Agreement.
          4.02 Capacity, Authorization and Effect of Agreement. Purchaser has all requisite corporate power and authority to enter into and perform this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and all of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Purchaser. This Agreement constitutes the valid and binding obligation of Purchaser and is enforceable against it in accordance with its terms, except as limited by bankruptcy, insolvency, reorganization and similar laws affecting creditors generally and by the availability of equitable remedies.
          4.03 Absence of Breach. The execution and delivery of this Agreement does not, and the performance of this Agreement will not:(a) violate the organization documents of Purchaser; (b) violate any existing applicable law, rule, regulation, judgment, order or decree of any governmental instrumentality or court having jurisdiction over Purchaser; or (c) require Purchaser to obtain any authorization, consent, approval or waiver from, or to make any filing with any governmental body, authority, or other person.
          4.04 Brokers. Purchaser has not taken any action that has obligated or could obligate Seller or the Company to pay any fee or commission to any broker, finder, investment banker or other intermediary in connection with the transactions contemplated by this Agreement.
          4.05 Accuracy of Representations. Purchaser has not made any misstatement of material fact, or omitted to state any material fact, necessary to make complete, accurate and not misleading any representation, warranty, schedule, exhibit or agreement set forth or described in this Agreement or delivered in connection with the transactions contemplated by this Agreement.
          4.06 Investment Intent. Purchaser intends to acquire the Seller's Shares for investment and without a view to resale or further distribution. Purchaser has no present intent to resell the Seller's Shares.
          4.07 Survival of Representations and Warranties. The representations and warranties of Purchaser contained in this Agreement shall survive the Closing and expire on August 31, 2001.
                            ARTICLE 5
                       COVENANTS OF SELLER
          Seller covenants to Purchaser that he will do or cause to be done the following:
          5.01 Execution of Documents. Seller will at any time or from time to time after the date of this Agreement (including after Closing) execute whatever minutes of meetings or other instruments and take whatever action Purchaser may deem necessary or desirable (and which Seller may lawfully do) to carry out the intent and purposes of the transactions contemplated by this Agreement.
Seller shall also use his best efforts to obtain the cooperation of all other present and previous directors and officers of the Company to execute such documents and take such actions in accordance with the foregoing.
          5.02 Investigation of Business and Examination of Documents. During the period between the execution of this Agreement and the Closing Date, Seller will provide access to and will permit Purchaser to make such investigation of the operations, properties, assets and records of the Company and of the financial and legal condition thereof, as Purchaser deems necessary or advisable to familiarize itself with such operations, properties, assets, records and other matters. Without limiting the generality of the foregoing, Seller will permit Purchaser to have access to the premises used by the Company upon reasonable advance request and during regular business hours, and will produce for inspection and provide copies to Purchaser of:
               a. all agreements and other documents referred to in Article 3 hereof or in any of the Schedules attached hereto and all other contracts, leases, licenses, title documents, title opinions, insurance policies, pension plans, information relating to employees, customer lists, information relating to customers and suppliers, documents relating to all liabilities, documents relating to legal or administrative proceedings, and all other documents of or in the possession of the Company;
               b. all books, records, accounts, tax returns and financial statements of the Company; and
               c. all other information which in the reasonable opinion of Purchaser is required in order to make an examination of the Company.
          5.03 Conduct of Business. Except as contemplated by this Agreement or with the prior written consent of Purchaser, through the Closing Date Seller will:
               a. operate the Company, only in the usual and ordinary course thereof, consistent with past practice, and maintain accounting records in accordance with generally accepted accounting principles consistently applied;
               b. take all reasonable and appropriate actions within his control to ensure that the representations and warranties in Article 3 hereof remain true and correct at the Closing Date, with the same force and effect as if such representations and warranties were made at and as of the Closing Date;
               c. forthwith advise Purchaser of any facts that come to Seller's attention which would cause any of the representations and warranties herein contained to be untrue in any material respect;
               d. use his best efforts to: (i) preserve the tangible and intangible assets and goodwill of the Company and relationships with customers, suppliers and others having dealings with the Company; (ii) keep available the services of all employees; and (iii) maintain in full force and effect all agreements to which the Company is a party;
               e. take all other reasonable and appropriate action reasonably requested by Purchaser in order that the condition of the Company will not be impaired;
               f. forthwith advise Purchaser in writing of any material adverse change in the condition of the Company or its assets;
               g.   use best efforts to maintain all of the
     tangible properties and assets of the Company in the same condition as they now exist, ordinary wear and tear excepted;
                h. use best efforts to maintain the books, records and accounts of the Company in the ordinary course and record all transactions on a basis consistent with past practice;
                i. not create, incur, assume, or permit to exist any encumbrance upon any of the properties or assets of the Company except as incurred in the ordinary course of business and consistent with past practices;
                j. not dispose of any of the properties or assets of the Company except in the ordinary course of the business;
                k. not terminate or waive any right of substantial value of the Company;
                l.  not make any capital expenditure or
     expenditures relating to the Company in excess of $25,000 in the aggregate;
                m. keep in full force all of the current insurance policies of the Company;
               n. take all reasonable and appropriate actions within Seller's control to ensure that the Company performs all obligations falling due under all agreements relating to the Company or assets to which the Company is a party or by which the Company is bound;
               o.   not enter into any agreement other than
     agreements made in the ordinary course of business consistent with past practice;
               p. not increase, in any manner, the compensation or employee benefits of any of the employees of the Company or pay or agree to pay to any of them any pension, severance or termination amount or other employee benefit not required by any of the employee benefit plans and programs and collective bargaining agreements referred to in the Schedules attached hereto; and
               q.   from time to time, forthwith amend the
     Schedules to this Agreement to reflect any change or inaccuracy therein; provided that no such amendment to any Schedule shall be effective to modify any representation or warranty of Seller unless Purchaser shall have failed to object thereto within 10 days following written notice to Purchaser of the amendment or modification; provided, further, however, that if Purchaser timely registers its written objections to such modification of a Schedule, then Seller shall use his best efforts to address such objections, prior to Closing; if Seller fails to address such objections to Purchaser's satisfaction, Purchaser's sole remedy shall be to elect to terminate this Agreement without liability to the other parties; if, however, such objections are timely registered but Purchaser elects not to terminate this Agreement and to proceed to the Closing, then the Closing shall operate as a waiver of Purchaser's objections and shall relieve Seller from any liability arising out of the modification in question.
           5.04 Lost Certificates. If any of Seller's certificates for Seller's Shares to be delivered at the Closing pursuant to Section 2.02 have been lost, stolen or destroyed, Seller shall request the issuance of new certificates from the Company and take such further actions as may reasonably be required to obtain such replacement certificate or certificates prior to the Closing Date.
                            ARTICLE 6
        CONDITIONS PRECEDENT TO OBLIGATIONS OF PURCHASER
          The obligation of Purchaser under this Agreement to consummate the purchase of the Seller's Shares at the Closing shall be subject to the satisfaction, at or prior to the Closing, of all of the following conditions, any one or more of which may be waived in whole or in part by Purchaser in writing:
           6.01 Representations and Warranties Accurate. All representations and warranties of Seller contained in Article 3 shall be true and correct in all respects at and as of the Closing Date as if such representations and warranties were made at and as of the Closing Date, and all covenants contained in Article 5 shall have been complied with prior to and as of the Closing Date.
           6.02 Performance by Seller. Seller shall have performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement to be performed and complied with by them prior to or on the Closing Date, including, without limitation, any and all third party contracts.
           6.03 Consents and Authorizations. Seller shall have obtained all governmental authorizations, approvals, consents and waivers required on the part of Seller or the Company and all third party consents, necessary to effect the Closing and the transactions contemplated by this Agreement.
           6.04 Absence of Certain Events. There shall not have occurred any of the following events:
               a. there is threatened, instituted or pending any action, proceeding or application by or before any court or governmental agency or other regulatory or administrative agency or commission, domestic or foreign, by any government or governmental authority or other regulatory agency or commission, domestic or foreign, or by any other person, domestic or foreign:(i) challenging the acquisition by Purchaser of any of the Seller's Shares pursuant to this Agreement or otherwise seeking to restrain or prohibit the consummation of the transactions contemplated hereby;
     (ii) seeking to obtain any material damages directly or indirectly relating to the transactions contemplated hereby;
     (iii) seeking to prohibit or limit the ownership or operation by Purchaser of all or any portion of the businesses or assets of the Company or of the Seller's Shares or to compel
     Purchaser or the Company to dispose of, divest or hold separate the Seller's Shares or all or any portion of Purchaser's or the Company's businesses or assets as a result of the transactions contemplated hereby; (iv) making, or seeking to make, the purchase of, or payment for, some or all of the Seller's Shares illegal, or resulting in a delay in the ability of Purchaser to pay for some or all of the Seller's Shares, or making consummation of the transactions contemplated hereby unduly burdensome to Purchaser;
     (v) imposing, or seeking to impose, material limitations on the ability of Purchaser effectively to acquire or hold or to exercise full rights of ownership of any Seller's Shares acquired by it, including, but not limited to, the right to vote any Seller's Shares purchased by it on all matters properly presented to the stockholders of the Company; or
     (vi) which, in any event, in the reasonable judgment of Purchaser, materially adversely affects, or may adversely affect, Purchaser or the Company or the value of the Seller's Shares to Purchaser; or
               b. there shall be any action taken, proposed or threatened, or any statute, rule, regulation, judgment, order or injunction (preliminary or permanent) proposed, sought, enacted, promulgated, entered, enforced or deemed applicable to the Agreement or other subsequent business combination, by any government, governmental authority or other regulatory or administrative agency or commission or court, domestic or foreign, that, in the reasonable judgment of Purchaser,will, directly or indirectly, result in any of the consequences referred to in clauses (i) through (vi) of paragraph a. above; or
               c. there shall be any change (or any condition, event or development involving a prospective change) or threatened change in the structure, business, properties, assets, liabilities, capitalization, stockholders' equity, condition (financial or otherwise), operations, licenses or franchises, results of operations or prospects of the Company which, in the reasonable judgment of Purchaser, has or will have a materially adverse effect on the Company or Purchaser shall have become aware of any fact (including, but not limited to, any change or development) which, in the reasonable judgment of Purchaser, has or will have a material adverse effect on the Company or the value of the Seller's Shares to Purchaser.
           6.05 Examinations. Purchaser shall be satisfied with the results of the examinations and investigations made pursuant to Section 5.02 hereof.
           6.06 Closing Arrangements. Seller shall have delivered to Purchaser a certificate, dated the Closing Date and signed by Seller in form and substance acceptable to Purchaser, confirming that all conditions to Closing have been satisfied. The form and content of any and all arrangements and instruments for the Closing shall be reasonably acceptable to Purchaser.
           6.07 Employment Agreement. Purchaser or its designated affiliate shall have entered into an employment agreement with Seller, satisfactory in form and substance to Purchaser, that supersedes all prior employment agreements between Seller and Purchaser or its affiliates both written and oral.
           6.08     401(k) Plan Termination.  The Board of
Directors or Shareholders of the Company shall have resolved to terminate the Company's 401(k) Profit Sharing Plan identified in
Schedule 3.08.
           6.09     Investment Agreement Termination.  That
certain Investment Agreement dated June 1, 1992, by and among the Company, Greenbrier Leasing Corporation, and Seller shall have been terminated.
                            ARTICLE 7
          CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER
          The obligations of Seller under this Agreement to consummate, or cause the consummation of, the sale of the Seller's Shares at the Closing shall be subject to the fulfillment, at or prior to the Closing, of all of the following conditions, any one or more of which may be waived in whole or in part by Seller:
           7.01 Representations and Warranties Accurate. All representations and warranties of Purchaser contained in Article 4 shall be true and correct in all material respects at and as of the Closing Date as if such representations and warranties were made on and as of the Closing Date.
           7.02 Performance by Purchaser. Purchaser shall have performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement to be performed and complied with by it prior to or on the Closing Date.
           7.03 Authorizations, Legal Prohibition. Purchaser shall have obtained all governmental authorizations, approvals, consents and waivers on its part, the lack of which prior to Closing, under any applicable law, rule or regulation, would render legally impermissible the purchase hereunder of the Seller's Shares by Purchaser. On the Closing Date, there shall exist no injunction or other order issued by a court of competent jurisdiction which would make unlawful the consummation of the transactions contemplated by this Agreement.
                            ARTICLE 8
                         INDEMNIFICATION
          8.01 Indemnification by Seller. Seller shall indemnify and save Purchaser harmless for, from, and against any loss, damages or deficiencies suffered by Purchaser or by the Company as a result of any breach of representation, warranty or covenant on the part of Seller contained in this Agreement or in any certificate or document delivered pursuant to or contemplated by this Agreement, and all claims, demands, costs and expenses, including legal fees, in respect of the foregoing.
          8.02 Indemnification by Purchaser. Purchaser shall indemnify and save Seller harmless from and against any loss, damages, or deficiencies suffered by Seller as a result of any breach of any representation, warranty or covenant on the part of Purchaser contained in this Agreement or in any certificate or document delivered pursuant to or contemplated by this Agreement, and all claims, demands, costs and expenses, including legal fees in respect of the foregoing.
          8.03 Notice of Claim. The indemnified party shall promptly give notice to the indemnifying party of any claim for indemnification pursuant to Section 8.01 or 8.02 (a "Claim", which term shall include more than one Claim). Such notice shall specify whether the Claim arises as a result of a claim by a person against Purchaser or Seller (a "Third Party Claim") or whether the Claim does not so arise (a "Purchaser's Claim" or a "Seller's Claim"), and shall also specify with reasonable particularity (to the extent that the information is available);
               a.  the factual basis for the Claim; and
               b. the amount of the claim, or, if an amount is not then determinable, an approximate and reasonable estimate of the likely amount of the Claim.
           8.04     Procedure for Indemnification.
               a. Purchaser's or Seller's Claims. With respect to Purchaser's or Seller's Claims, following receipt of notice of a Claim, the indemnifying party shall have 30 days to make such investigation of the Claim as it or they consider necessary or desirable. For the purpose of such investigation, the indemnified party shall make available to the indemnifying party the information relied upon by the indemnified party to substantiate the Claim. If Purchaser and Seller agree at or prior to the expiration of such 30 day period (or any mutually agreed upon extension thereof) to the validity and amount of such Claim, the indemnifying party shall immediately pay to the indemnified party the full agreed upon amount of the Claim.
          If Purchaser and Seller do not agree within 30 days (or any mutually agreed upon extension thereof), Purchaser and Seller agree that the dispute shall be submitted to arbitration by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association. Such dispute shall not be made the subject matter of an action in a court of law or equity by either Purchaser or Seller unless the dispute has first been submitted to arbitration and finally determined by such arbitration. Any action commenced thereafter shall only be for judgment in accordance with the decision of the arbitrators and the costs incidental to the action. In any such arbitration the decision of the arbitrator shall be conclusively deemed to determine the rights and liabilities as between the parties to the arbitration in respect of the matter in dispute.
          b. Third Party Claims. With respect to any Third Party Claim, the indemnifying party shall have the right, at its expense, to participate in or assume control of the negotiation, settlement or defense of such Third Party Claim and, in such event, shall reimburse the indemnified party for all out-of-pocket expenses as a result of such participation or assumption. If the indemnifying party elects to assume such control, the indemnified party shall cooperate with the indemnifying party, shall have the right to participate in the negotiation, settlement or defense of such Third Party Claim at its own expense and shall have the right to disagree on reasonable grounds with the selection and retention of counsel, in which case counsel satisfactory to both parties shall be retained by the indemnifying party. If the indemnifying party, having elected to assume such control, thereafter fails to defend any such Third Party Claim within a reasonable time, the indemnified party shall be entitled to assume such control and the indemnifying party shall be bound by the results obtained with respect to such Third Party
     Claim.
           8.05     Additional Rules and Procedures.  The
obligation to indemnify in respect of Claims shall also be subject to the following:
               a. in the event of any claims under this Article 8, no amount shall be owing until the amount of damage, loss, or expense incurred by the indemnified party exceeds $50,000 in the aggregate, but once the aggregate sum of $50,000 is exceeded, the entire amount of all aggregate damages, losses, or expenses shall be owed. Notwithstanding anything to the contrary herein, neither Seller's nor Purchaser's maximum liability under this Article 8 shall exceed the Purchase
     Price.
                b.  with respect to any indemnifiable claim
     hereunder, the amount recoverable by the parties seeking indemnity shall take into account the present value of any insurance or third party indemnification recoveries or reimbursements realized by or inuring to the benefit of such party, and any tax benefits, arising from the same incident or set of facts or circumstance giving rise to the claim for indemnity.
               c. Purchaser shall have no right to seek indemnity hereunder, or otherwise to pursue any right, claim or remedy against Seller with respect to any breach of warranty or misrepresentation the specific factual basis of which was actually known by Larry G. Brady, William A. Furman, or Marney Malik prior to the Closing, unless, prior to the Closing, Purchaser notifies Seller of such breach of warranty or misrepresentation and gives Seller 30 days to cure the same.
               d. in the event that any Third Party Claim is of a nature such that the indemnified party is required by applicable law to make a payment to any person (a "Third Party") with respect to such Third Party Claim before the completion of settlement negotiations or related legal proceedings, the indemnified party may make such payment and the indemnifying party shall, forthwith after demand reimburse the indemnified party for any such payment. If the amount of any liability of the indemnified party under the Third Party Claim in respect of which such a payment was made, as finally determined, is less than the amount which was paid by the indemnifying party to the indemnified party, the indemnified party shall, forthwith after receipt of the difference from the Third Party, pay the amount of such difference to the indemnifying party.
                e. except in the circumstance contemplated by paragraph 8.04 b. above, and whether or not the indemnifying party assumes control of the negotiation, settlement or defense of any Third Party Claim, the indemnified party shall not negotiate, settle, compromise or pay any Third Party Claim except with the prior written consent of the indemnifying party (which consent shall not be unreasonably withheld);
                f. the indemnified party shall not permit any right of appeal in respect of any Third Party Claim to terminate without giving the indemnifying party notice thereof and an opportunity to contest such Third Party Claim;
                g. The parties shall cooperate fully with each other with respect to Third Party Claims, shall keep each other fully advised with respect thereto (including supplying copies of all relevant documentation promptly as it becomes available);
                h.  notwithstanding paragraph 8.04.b., the
     indemnifying party shall not settle any Third Party Claim or conduct any related legal or administrative proceeding in a manner which would, in the opinion of the indemnified party, acting reasonably, have a material adverse impact on the indemnified party.
          8.06 Payment of Claims. Subject to the provisions of this Article, the indemnified party shall be entitled to payment from the indemnifying party immediately upon final determination of any claim for which indemnification is due, whether by settlement, judgment, arbitrator's decision, or other final resolution of the claim. Any payment not made by the indemnifying party to the indemnified party within 30 days after such final determination shall bear interest at a rate equal to the lesser of 15 percent per annum or the maximum rate permitted by law.
                            ARTICLE 9
                          MISCELLANEOUS
          9.01 Cooperation. Each party hereto agrees that it is its intent to consummate this Agreement in accordance with its terms, and they respectively agree to exert their best efforts to that end, including without limitation, the removal or satisfaction of any objections to the validity or legality of this Agreement. Seller agrees to cooperate fully with Purchaser in connection with the purchase of the Seller's Shares and any transaction related thereto and seek in a timely manner to make any filings and to obtain any consents, permits, authorizations, approvals or waivers required to be obtained.
          9.02 Termination. This Agreement may be terminated pursuant to: (a) the mutual consent of Purchaser and Seller; or (b) by written notice from one party to the other if the Closing does not occur on or before August 30, 1996, or (c) at Purchaser's election pursuant to Section 5.03.q., hereof. There shall be no further liability hereunder on the part of any party or any of its partners, directors, officers or trustees if this Agreement shall be so terminated, except by reason of the breach of this Agreement by either party hereto.
          9.03 Specific Performance. Seller acknowledges that the unique nature of the Seller's Shares to be purchased by Purchaser pursuant to this Agreement renders money damages an inadequate remedy for the breach by Seller of its obligations under this Agreement, and Seller agrees that in the event of such breach, Purchaser shall, upon proper action instituted by it, be entitled to a decree for specific performance of this Agreement according to its terms.
          9.04 Expenses. Each party will pay all of its own fees and expenses incurred in connection with this Agreement.
          9.05 Applicable Law, Attorney Fees. This Agreement shall be governed by and construed in accordance with the laws of Oregon. If any action is instituted by any party to this Agreement to interpret or enforce this Agreement, the prevailing party shall be entitled to recover as part of the award its reasonable attorney fees and costs incurred in any such action including at arbitration, trial, bankruptcy proceeding, and appeal.
          9.06 Counterparts. This Agreement may be executed in two or more counterparts, each of which counterparts shall be deemed an original, but all of which together shall constitute one and the same instrument.
          9.07 Notices. Any notices or other communications hereunder shall be in writing and shall be deemed to have been duly given (and shall be deemed to have been duly received if so given) if personally delivered or sent by telegram, cable, telex or facsimile or by registered or certified mail, postage prepaid, addressed to the respective parties as follows:
     If to Purchaser:
               Larry G. Brady
               Vice President and Chief Financial Officer
               The Greenbrier Companies, Inc.
               Suite 200
               One Centerpointe Drive
               Lake Oswego, Oregon 97035
               Telephone:(503) 684-7000
               Telefax:(503) 684-7553

          With a copy to:

               Norriss M. Webb
               Executive Vice President and
               General Counsel
               The Greenbrier Companies, Inc.
               Suite 200
               One Centerpointe Drive
               Lake Oswego, Oregon 97035
               Telephone:(503) 684-7000
               Telefax:(503) 684-7553

     If to Seller:

               A. Daniel O'Neal, Jr.
               Tolan O'Neal Transportation & Logistics, Inc.
               Suite 500
               200 West Thomas
               Seattle, Washington 98119
               Telephone:(206) 282-0099
               Telefax:(206) 282-3824

or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall only be effective upon receipt.
Inadvertent failure to provide a copy of a notice shall not be deemed a breach of this Agreement.
          9.08 Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, personal representatives, successors and permitted assigns; provided, however, that Seller may not assign this Agreement or any of its rights or obligations hereunder without the prior written consent of Purchaser, which may be granted or withheld in Purchaser's sole discretion; and provided further, however, that Purchaser shall have the unrestricted right to assign this entire Agreement at any time or any part of its rights or obligations hereunder from time to time to any affiliate of Purchaser, without relieving Purchaser of its obligations hereunder.
          9.09 Severability. If any provision or portion of this Agreement shall become invalid or unenforceable for any reason:(a) the invalidity or unenforceability of any provision of portion thereof shall not affect the validity or enforceability of the other provisions or portions hereof; and (b) the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties to the end that the transactions contemplated hereby are fulfilled to the extent possible.
          9.10 No Third Party Beneficiaries. This Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.
          9.11 Entire Agreement. Except only as set forth in the written employment agreement referred to in Section 6.09 hereof: this Agreement constitutes the entire agreement between the parties pertaining to the subject matter hereof; there are no warranties, conditions or representations (including any that may be implied by statute) and there are no agreements in connection with such subject matter except as specifically set forth or referred to in this Agreement; and no reliance is placed on any warranty, representation, opinion, advice or assertion of fact made by any party hereto or its directors, officers, employees or agents, to any other party hereto or its directors, officers, employees or agents, except to the extent that the same has been reduced to writing and included as a term of this Agreement. Accordingly, there shall be no liability, either in tort or in contract, assessed in relation to any such warranty, representation, opinion advice or assertion of fact, except to the extent aforesaid.
          9.12 Waiver, Amendment. Except as expressly provided in this Agreement, no amendment or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any provision of this Agreement shall constitute a waiver of any other provision nor shall any waiver of any provision of this Agreement constitute a continuing waiver unless otherwise expressly provided.
          IN WITNESS WHEREOF, Purchaser and Seller have caused this Agreement to be duly executed on the day and year first above written.
PURCHASER:                                   SELLER:

GREENBRIER LOGISTICS, INC.

By: /s/ Larry G. Brady                       /s/ A. Daniel O'Neal
    -----------------------                  --------------------

Its: Vice President                          A. Daniel O'Neal
    -----------------------
                        CONSENT OF SPOUSE

          I, the undersigned, certify and agree that:

          1. I am the spouse of A. Daniel O'Neal who signed the foregoing Agreement as Seller.

          2. I have read the foregoing Agreement and I am aware that by its provisions my spouse agrees to sell all his shares of the Company, including my community property interest in them. I hereby consent to the sale, approve of the provisions of this Agreement, and agree that those shares and my interest in them are subject to the provisions of this Agreement and that I will take no action at any time to hinder operation of the Agreement on those shares or in my interest in them.


DATE: July 2, 1996                      /s/ Diane O'Neal
     -------------------------          -------------------------
                                        Diane O'Neal